EXHIBIT 99.1

Harrow Health Announces Fourth Quarter and Year-End 2020 Financial Results

Company’s Prior-Quarter Momentum Continues in Fourth Quarter

Highlights for Fourth Quarter 2020:

●	Revenues of $14.6 million, a 16% increase compared with $12.6 million for prior year;
●	Adjusted EBITDA reached a new high of $4.0 million, compared with $2.1 million for prior year;
●	Segment contribution from ImprimisRx reached $5.0 million for the fourth quarter of 2020;
●	GAAP operating income increased to $2.6 million compared with $0.9 million for prior year; and
●	Gross margins steadied at 73%.

NASHVILLE, Tenn., March 8, 2021 – Harrow Health, Inc. (NASDAQ: HROW), an ophthalmic-focused healthcare company, today announced results for the fourth quarter and year ended December 31, 2020. The Company also posted its fourth quarter Letter to Stockholders to the “Investors” section of its website, harrowinc.com.

Total revenues were $14.6 million for the fourth quarter of 2020, a 16% increase compared with $12.6 million for the same period in 2019, and up slightly from revenues of $14.4 million on a sequential-quarter basis. The increase in revenues for the fourth quarter of 2020 is partially due to the addition of $349,000 in Dexycu® commissions. Fourth quarter operating income increased to $2.6 million compared with $0.9 million during the same period last year and $1.6 million during the third quarter of 2020.

Gross margins have remained relatively consistent at 73% in the fourth quarter of 2020 compared with 72% in the fourth quarter of 2019. Gross margins for full year 2020 were 70% compared with 67% for the prior-year period. Adjusted EBITDA for the fourth quarter of 2020 was a new high for the company of $4.0 million compared with $2.1 million reported in the prior-year period. A reconciliation of all non-GAAP financial results can be found later in this release.

Commenting on the Company’s financial performance, Mark L. Baum, CEO of Harrow Health, said, “I am pleased with our financial and operating performance for the fourth quarter of 2020, reflecting a continuation of the momentum we saw in the record-setting third quarter of 2020. On both a year-over-year and a sequential-quarter basis, key financial metrics continued to improve, despite interim challenges we faced during the fourth quarter related to COVID-19 resurgence and unpredictable weather. We also saw significant progress in terms of major milestones, customer growth, product development and the expansion of our revenue sources.

“As I reflect on full year 2020, I am proud of how our team stayed true to our mission and continued to execute our strategy, even in the face of the challenges and uncertainties brought on by the COVID-19 pandemic. Early in the pandemic, Harrow Health took steps to manage its balance sheet and expense levels, while also working to maintain our competitive advantages by strengthening our product and service offerings, further improving the ImprimisRx prescriber and patient experience and advancing several key new product development opportunities Those measures paid off, resulting in a rapid return to pre-COVID-19 performance levels and building a pipeline of new value drivers for our customers and stockholders alike. I believe we are well positioned to continue to grow, become more profitable, and build a very large and valuable eyecare-focused healthcare business through the execution of our focused strategic initiatives to expand beyond pharmaceutical compounding.”

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HROW Announces Fourth Quarter and Year-End 2020 Financial Results

March 8, 2021

Conference Call and Webcast

The Company’s management team will host a conference call and live webcast today at 4:45 p.m. Eastern time to discuss the results and provide a business update. To participate in the call, see details below:

Conference Call Details:
Date:	Monday, March 8, 2021
Time:	4:45 p.m. Eastern time
Participant Dial-in:	(888) 506-0062 (U.S.) (973) 528-0011 (International)
Replay Dial-in (Passcode 39840): (telephonic replay through April 8, 2021)	(877) 481-4010 (U.S.) (919) 882-2331 (International)
Webcast: (online replay through June 8, 2021)	harrowinc.com

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) is an ophthalmic-focused healthcare company. The Company owns ImprimisRx, the nation’s leading ophthalmology outsourcing and pharmaceutical compounding business, which was founded in 2014. Harrow Health also holds large equity positions in Eton Pharmaceuticals, Surface Ophthalmics and Melt Pharmaceuticals, all of which started as Harrow Health subsidiaries. Harrow Health also owns royalty rights in four clinical-stage drug candidates being developed by Surface Ophthalmics and Melt Pharmaceuticals. For more information about Harrow Health, please visit the Investors section of the corporate website, harrowinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the impact of the COVID-19 pandemic and any future health epidemics on our financial condition, liquidity and results of operations; our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; market acceptance of the Company’s formulations and challenges related to the marketing of the Company’s formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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HROW Announces Fourth Quarter and Year-End 2020 Financial Results

March 8, 2021

HARROW HEALTH, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Total revenues	$14,595	$12,604	$48,871	$51,165
Cost of sales	(3,937)	(3,565)	(14,463)	(16,749)
Gross profit	10,658	9,039	34,408	34,416
Selling, general and administrative	(7,441)	(7,689)	(31,247)	(33,088)
Research and development	(591)	(424)	(2,413)	(2,083)
Impairment of long-lived assets	-	-	(363)	(4,040)
Total operating expenses	8,032	8,113	34,023	39,211
Income (loss) from operations	2,626	926	385	(4,795)
Total other (loss) income, net	(1,481)	1,674	(3,800)	4,678
Income taxes	(4)	(8)	(4)	(8)
Net income (loss), including noncontrolling interests	$1,141	$2,592	$(3,419)	$(125)
Net loss attributable to noncontrolling interests	8	65	62	293
Net income (loss) attributable to Harrow Health, Inc.	$1,149	$2,657	$(3,357)	$168
Net income (loss) per share of common stock, basic	$0.04	$0.10	$(0.13)	$0.01
Net income (loss) per share of common stock, diluted	$0.04	$0.10	$(0.13)	$0.01

HARROW HEALTH, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in thousands)

	For the Three Months Ended December 31,
	2020	2019
GAAP Net Income	$1,149	$2,657
Stock-based compensation and expenses	780	465
Interest expense, net	673	561
Income taxes	4	8
Depreciation	503	571
Amortization of intangible assets	40	34
Investment losses (gains), net	711	(2,235)
Other (income) loss, net	97	-
Non-recurring expenses (1)	-	75
Adjusted EBITDA	$3,957	$2,136

(1)	2019 non-recurring expenses includes costs accrued in connection with litigation settlements, impairment of long-lived assets and wind-down costs (including severance) associated with the restructuring of our Irvine, California pharmacy business.

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